UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2006

GOOD HARBOR PARTNERS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Fairfax Drive, Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 812-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 15, 2006, the initial public offering (“IPO”) of 500,000 Series A Units (“Series A Units”) and 4,600,000 Series B Units (“Series B Units”) of Good Harbor Partners Acquisition Corp. (the “Company”) was consummated. On March 20, 2006, the Company consummated the closing of an additional 75,000 Series A Units and 690,000 Series B Units, which were subject to the underwriters’ over-allotment option. Each Series A Unit consists of two shares of Common Stock, $.0001 par value per share (“Common Stock”) and ten Class Z Warrants, each to purchase one share of Common Stock. Each Series B Unit consists of two shares of Class B Common Stock, $.0001 par value per share and two Class W Warrants, each to purchase one share of Common Stock. The Series A Units were sold at an offering price of $8.50 per Series A Unit and the Series B Units were sold at an offering price of $10.10 per Series B Unit, generating gross proceeds of $58,316,500 (including $7,606,500 of additional proceeds from the exercise of the over-allotment option). Of this amount, $53,429,000 was placed in trust.

A copy of the press release announcing the closing of the sale pursuant to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit 99.1	Press release dated March 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2006	GOOD HARBOR PARTNERS ACQUISITION CORP.

	By:	/s/ Ralph S. Sheridan
Ralph S. Sheridan Chief Executive Officer and Secretary